SECOND AMENDMENT TO SHARE EXCHANGE AGREEMENT

This Second Amendment to Share Exchange Agreement (this “Amendment”), dated as of March 25, 2011, is by and among Saguaro Resources, Inc., a Delaware corporation (the “Parent”), InspireMD Ltd., a company incorporated under the laws of the state of Israel (the “Company”), and the shareholders of the Company that are signatory hereto or who sign a joinder in the Form of Exhibit A to the Agreement (as referenced below) (each a “Shareholder” and, jointly, the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties are parties to that certain Share Exchange Agreement, dated as of December 29, 2010, as amended by that certain Amendment to Share Exchange Agreement, dated as of February 24, 2011, a copy of which is attached hereto as Exhibit A (as amended, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.           Section 1.01(c) of the Agreement is hereby revised and amended to read in its entirety as follows:

“(c)           Each Convertible Debenture shall be assumed by the Parent. For purposes of this Agreement, the “Convertible Debentures” shall collectively mean (i) that certain convertible debenture issued by the Company on July 20, 2010 to Arvest Privatbank AG in the original principal amount of $250,000; (ii) that certain convertible debenture issued by the Company on July 20, 2010 to Genesis Asset Opportunity Fund, L.P. in the original principal amount of $1,250,000; and (iii) that certain convertible debenture issued by the Company on July 20, 2010 to Harborview Master Fund, L.P. in the original principal amount of $80,000.”

2.           Section 6.01(m) of the Agreement is hereby revised and amended to read in its entirety as follows:

“(m)           Capitalization of the Parent and Escrow.  Except for any shares of Parent Stock held by Lynn Briggs on the date hereof (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof), the Parent shall have 6,000,000 shares of Parent Stock issued and outstanding held by stockholders acceptable to the Company and no other securities, options, warrants or securities, obligations or instruments that are convertible or exercisable into (i) any securities of the Parent or (ii) securities or instruments convertible or exercisable into securities of the Parent, shall be outstanding. In addition, 1,500,000 of these shares of Parent Stock shall have been deposited into an escrow account, with the holders of such shares entering into an escrow agreement with the Parent pursuant to which they shall agree to the forfeiture and cancellation of such shares should the Parent (i) record at least $10 million in revenue (on a consolidated basis) during the twelve (12) month period following the Closing, and (ii) fail, after a good faith effort, to secure a listing on the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, NYSE AMEX or New York Stock Exchange within twelve (12) months following the Closing.”

3.           Except as modified and amended herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

4.           This Amendment shall be governed by and construed in accordance with the laws of the State of New York without application of the conflict of laws provisions thereof.

[SIGNATURE PAGES FOLLOW IMMEDIATELY]

[PARENT SIGNATURE PAGE TO
AMENDMENT TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.
The Parent:

SAGUARO RESOURCES, INC.

By: /s/ Lynn Briggs
Name: Lynn Briggs
Title: President and Chief Executive Officer

[COMPANY SIGNATURE PAGE TO
AMENDMENT TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.

The Company:

INSPIREMD LTD.

By: /s/ Asher Holzer
Name: Asher Holzer
Title: President

[SHAREHOLDER SIGNATURE PAGES TO
AMENDMENT TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first above written.

__________________________________________
Name of Shareholder: